Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Mark C. Layton	Todd Fromer / Garth Russell
Senior Partner and Chief Executive Officer	Investor Relations
Or Thomas J. Madden	KCSA Strategic Communications
Senior Partner and Chief Financial Officer	(212) 896-1215 / (212) 896-1250
(972) 881-2900	tfromer@kcsa.com / grussell@kcsa.com
PFSweb Reports December Quarter Adjusted EBITDA of $3.5 Million and Third
Consecutive Quarter of Net Income
- - -
eCOST.com Business Increases Revenue 35% in the Fourth Quarter
PLANO, Texas, March 26, 2008 — PFSweb, Inc. (Nasdaq: PFSW), an international business process outsourcing provider of end-to-end web commerce solutions and an online discount retailer, today announced its financial results for the fourth quarter and year ended December 31, 2007, which included 2007 Adjusted EBITDA results in excess of previously provided guidance.
Summary of consolidated results for the fourth quarter ended December 31, 2007:
•	Total reported revenue was $122.0 million, compared to $109.0 million for the fourth quarter of 2006;
•	eCOST.com revenue increased 35% to $28.5 million, compared to $21.1 million for the same period in the prior year;
•	Adjusted EBITDA (as defined) was $3.5 million versus $0.9 million for the same period in the prior year;

•	Net income, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $0.7 million or $0.01 per basic and diluted share, compared to a net loss of $6.5 million, or $0.14 per basic and diluted share, for the fourth quarter of 2006;

•	Non-GAAP net income (as defined) was $1.1 million or $0.02 per basic and diluted share, compared to a non-GAAP net loss of $2.5 million, or $0.05 per basic and diluted share, for the fourth quarter of 2006;

•	Merchandise sales (as defined) totaled approximately $850 million for the fourth quarter of 2007 versus approximately $789 million for the same period in the prior year;

•	Total cash, cash equivalents and restricted cash equaled $16.3 million as of December 31, 2007.
Summary of consolidated results for the year ended December 31, 2007:
•	Total reported revenue was $446.8 million, compared to $423.3 million for the year ended December 31, 2006;

•	Adjusted EBITDA (as defined) was $10.9 million versus $2.5 million for the same period in the prior year;

•	GAAP net loss was $1.4 million or $0.03 per basic and diluted share, compared to a net loss of $14.5 million, or $0.34 per basic and diluted share, for the year ended December 31, 2006;

•	Non-GAAP net income (as defined) was $0.2 million, or $0.00 per basic and diluted share, compared to a non-GAAP net loss of $9.4 million, or $0.22 per basic and diluted share, for the year ended December 31, 2006;

•	Merchandise sales (as defined) totaled nearly $2.9 billion versus $2.7 billion for the year ended December 31, 2006.
Please note that the prior year’s consolidated results only include the financial results for eCOST.com from the date the merger closed on February 1, 2006 through December 31, 2006.
Mark Layton, Chairman and Chief Executive Officer of PFSweb, stated, “2007 was a significant year for PFSweb, as we reported a substantial improvement in our bottom line performance, including our third consecutive quarter of profitability, and achieved $10.9 million in Adjusted EBITDA, exceeding our previously provided guidance for the year. In addition, we have won several new client agreements for the Service Fee business and expanded eCOST.com into new, higher margin product markets, including home, sports and leisure merchandise. We believe these activities have great potential to be significant factors in boosting our growth in 2008.”
Summary of results by business:
Service Fee Business:
For the fourth quarter of 2007, Service Fee revenue increased 11% to $21.5 million, compared with $19.4 million for the same period in 2006. The Service Fee business reported Adjusted EBITDA of $2.2 million for the fourth quarter of 2007, compared to $1.2 million for the same period in the prior year.
For the year ended December 31, 2007, Service Fee revenue increased 11% to $74.5 million, from $67.1 million in 2006. The Service Fee business reported Adjusted EBITDA of $6.5 million for the year ended December 31, 2007, compared to $4.6 million in the prior year.
Mike Willoughby, President of PFSweb’s Services Division, commented, “In the fourth quarter, the Service Fee business continued to demonstrate consistent top line growth that was in-line with the performance we exhibited earlier in the year. This growth is attributable to several new clients that were added in 2007 and late 2006 and increased project activity recorded in the fourth quarter of 2007. Looking to 2008, we are excited by a robust pipeline of pending proposals, currently valued based on client projections at approximately $35 million. Further, we believe our recently announced collaboration with Demandware can provide a significant competitive advantage in delivering to clients a complete end-to-end solution, while maintaining and stringently adhering to the established brand standards of each client.”
Supplies Distributors Business:
For the fourth quarter of 2007, Supplies Distributors revenue was $60.6 million, compared to $59.8 million for the same period in the prior year. Adjusted EBITDA was $1.6 million for the fourth quarter of 2007, compared to $1.3 million for the same period in the prior year.

For the year ended December 31, 2007, Supplies Distributors revenue was $235.4 million, compared to $245.0 million during the prior year. Adjusted EBITDA was $6.6 million for the year ended December 31, 2007, as compared to $7.6 million in 2006.
Mr. Willoughby continued, “In the fourth quarter, Supplies Distributors’ revenue remained relatively constant compared to the prior year period. On a calendar year basis, the decline in revenue in 2007 from 2006 reflects a decline year-over-year due to reduced vendor promotional activity, the impact of foreign currency fluctuations and lower unit volumes as compared to the prior year.”
eCOST.com Business:
For the fourth quarter of 2007, eCOST.com revenue increased 35% to $28.5 million, compared to $21.1 million in the fourth quarter of 2006. Adjusted EBITDA for eCOST.com in the quarter was a loss of $0.3 million, a significant improvement as compared to a loss of $1.6 million in the same quarter of 2006, and a continued improvement as compared to a loss of $0.4 million in the third quarter of 2007, a loss of $0.6 million in the second quarter of 2007 and a loss of $0.9 million for the first quarter of 2007.
For the year ended December 31, 2007, eCOST.com revenues increased 18% to $104.1 million, compared to $88.3 million in 2006. Adjusted EBITDA for eCOST.com in 2007 was a loss of $2.2 million, compared to a loss of $9.7 million in 2006. The prior year results for eCOST.com reflect only 11 months of activity from the date of acquisition of February 1, 2006 through December 31, 2006.
Mr. Layton continued, “In the fourth quarter of 2007, eCOST.com increased revenue by 35% from the prior year period, and improved gross margins to 9%, compared to 8% in the third quarter of 2007. Specifically, the improving fundamentals in the eCOST.com business continue to be driven by a broader mix of products, improved pricing and freight controls and a greater number of Virtual Warehouse agreements.
“In the coming weeks we will begin to aggressively market an increased number of home, sports and leisure products on eCOST.com. This will bring the total number of SKU’s available at eCOST.com to 170,000. We plan to continue our emphasis on expanding into new product categories and increasing the total merchandise available on the site as we believe these actions have great potential to drive continued sales growth and gross margin expansion in 2008,” concluded Mr. Layton.
Significant operating events for fourth quarter of 2007 and 2008 year-to-date:
•	Service Fee Business signed three new clients totaling $6 to $8 million in annualized service fee revenue, based on client projections once fully implemented.
•	Urban Brands selected PFSweb to support its Marianne and Ashley Stewart Online Stores

•	The Discovery Channel Store, Inc. signed a new agreement selecting PFSweb to provide a seamless solution in the U.S. that supports its catalog and eCommerce business

•	PFSweb launched a new European eCommerce site for a major outdoor lifestyle brand. Under this agreement, PFSweb will provide a complete end-to-end solution, including ongoing site management, customer care services, fulfillment and on-line payment processing
•	PFSweb implemented and launched a new eCommerce site for a large retail farm and ranch store chain in November 2007 for which it is providing technology, customer care and fulfillment services.

•	PFSweb implemented a customer care solution on behalf of a Fortune 100 big box retailer in October 2007.

•	PFSweb signed a multi-year extension for a large Fortune 500 consumer products Service Fee client and one year extension for a large media client.

•	In February 2008 PFSweb and Demandware launched a next-generation solution for end-to-end eCommerce. Competitively, we believe that this combination provides one of the most compelling single source eCommerce outsourcing solutions available in the industry. This strategically important partnership collectively empowers online retailers and brands with total control over their entire shopping experience and a continuous competitive differentiation.

•	eCOST.com added one new “super VW” relationship that in itself brings over 600 new supplier relationships and over 40,000 additional SKU’s.

•	PFSweb expects to complete renewals, extensions or amendments on certain of its asset-based financing facilities for its Service Fee and Supplies Distributors business segments with terms that are similar to or improved from prior agreements.
Financial Guidance for Fiscal Year 2008
PFSweb is currently targeting total consolidated revenues, excluding pass-through revenues, of approximately $445 million to $475 million and consolidated Adjusted EBITDA of $10 — $12 million for 2008. Non-GAAP net income, which excludes the impact of stock-based compensation and amortization of identifiable intangible assets, is targeted to be approximately $1 — $3 million for 2008. Our 2008 adjusted EBITDA guidance reflects the impact of restructuring one client contract. We expect this restructuring will result in lower service fee revenue under the contract and reduced capital asset charges on related equipment.
Conference Call Information
Management will host a conference call at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) on March 26, 2008 to discuss the latest corporate developments and results. To listen to the call, please dial (888) 694-4728 and enter the pin number (38668568) at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the company’s website, www.pfsweb.com. Please allow extra time prior to the call to visit the site and download any necessary audio software.
A digital replay of the conference call will be available through April 26, 2008 at (800) 642-1687, pin number (38668568). The replay also will be available at the company’s web site for a limited time.
Non-GAAP Financial Measures
This news release contains the non-GAAP measures non-GAAP net income (loss), Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”), and Adjusted EBITDA.
Non-GAAP net income represents net income calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, amortization of identifiable intangible assets and impairment of goodwill.
EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, merger integration related expenses and a loss on a sales transaction to a former eCOST.com customer.

Non-GAAP net income, EBITDA and Adjusted EBITDA are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry, as the calculation of non-GAAP net income eliminates the effect of stock-based compensation, amortization of intangible assets and goodwill impairment and EBITDA and Adjusted EBITDA further eliminates the effect of financing, income taxes, the accounting effects of capital spending, certain other merger related expenses and certain other expenses, which items may vary from different companies for reasons unrelated to overall operating performance.
PFSweb believes these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.
Merchandise Sales
Merchandise sales represent the estimated value of all fulfillment activity that flows through PFSweb including whether or not PFSweb is the seller of the merchandise or records the full amount of such sales on its financial statements, excluding service fee revenues that PFSweb might recognize for the underlying sales transactions. PFSweb uses merchandise sales as an operating metric to allow investors to gain a more thorough understanding of its business and business volume, in addition to GAAP net revenue.
About PFSweb, Inc.
PFSweb develops and deploys integrated business infrastructure solutions and fulfillment services for Fortune 1000, Global 2000 and brand name companies, including third party logistics, call center support and eCommerce services. The company serves a multitude of industries and company types, including such clients as LEGO, Riverbed, Fathead, CHiA’SSO, MARS Drinks North America (formerly FLAVIA® Beverage Systems), Hewlett-Packard, International Business Machines, Hawker Beechcraft Corp. (formerly Raytheon Aircraft Company), Rene Furterer USA, Roots Canada Ltd. and Xerox.
Through its wholly owned eCOST.com subsidiary, PFSweb also serves as a leading multi-category online discount retailer of high-quality new, “close-out” and manufacturer recertified brand-name products across a broad group of categories, including technology, consumer electronics, home and sports and leisure. The eCOST.com brand markets approximately 170,000 different products from leading manufacturers such as Sony, JVC, Canon, Hewlett-Packard, Denon, Onkyo, Garmin, Panasonic, Toshiba and Microsoft primarily over the Internet and through direct marketing.
To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit the company’s websites at http://www.pfsweb.com and http://www.ecost.com.
The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2006 and Form 10-Q for the three and nine-months ended September 30, 2007 identify certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report and Form 10-Q and the Risk Factors described therein. These factors include: our ability to retain and expand relationships with existing clients and attract and implement new clients; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients’ projections or transaction volume or product sales; our dependence upon our agreements with IBM; our dependence upon our agreements with our major clients; our client mix, their business volumes and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the e-commerce, outsourcing, government regulation both foreign and domestic and the market for our services; whether we can continue and manage growth; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer and supplier concentration of our business; the unknown effects of possible system failures and rapid changes in technology; foreign currency risks and other risks of operating in foreign countries; potential litigation; potential delisting; our dependency on key personnel; the impact of new accounting standards and changes in existing accounting rules or the interpretations of those rules; our ability to raise additional capital or obtain additional financing; our ability and the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; relationship with and our guarantees of certain of the liabilities and indebtedness of our subsidiaries; our ability to successfully the anticipated benefits of the merger: eCOST’s potential indemnification obligations to its former parent; eCOST’s ability to maintain existing and build new relationships with manufacturers and vendors and the success of its advertising and marketing efforts; eCOST’s ability to increase its sales revenue and sales margin and improve operating efficiencies and eCOST’s ability to generate a profit and cash flows sufficient to cover the values of its intangible assets. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.
(Tables Follow)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations (A)
(In Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
REVENUES:
Product revenue, net	$89,102	$80,864	$339,500	$333,311
Service fee revenue	21,474	19,375	74,480	67,056
Pass-thru revenue	11,424	8,758	32,822	22,886

Total revenues	122,000	108,997	446,802	423,253

COSTS OF REVENUES:
Cost of product revenue	82,392	75,719	313,835	311,417
Cost of service fee revenue	15,164	14,685	53,375	49,274
Cost of pass-thru revenue	11,424	8,758	32,822	22,886

Total costs of revenues	108,980	99,162	400,032	383,577

Gross profit	13,020	9,835	46,770	39,676

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	11,553	11,028	44,057	45,189
MERGER INTEGRATION EXPENSE	—	365	150	1,495
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	204	204	806	749
GOODWILL IMPAIRMENT	—	3,507	—	3,507

Total operating expenses	11,757	15,104	45,013	50,940

Income (loss) from operations	1,263	(5,269)	1,757	(11,264)
INTEREST EXPENSE, NET	486	607	2,342	2,112

Income (loss) before income taxes	777	(5,876)	(585)	(13,376)
INCOME TAX PROVISION	116	574	799	1,154

NET INCOME (LOSS)	$661	$(6,450)	$(1,384)	$(14,530)

NON-GAAP NET INCOME (LOSS)	$1,059	$(2,525)	$186	$(9,375)

NET INCOME (LOSS) PER SHARE:
Basic	$0.01	$(0.14)	$(0.03)	$(0.34)

Diluted	$0.01	$(0.14)	$(0.03)	$(0.34)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	46,487	46,461	46,480	42,762

Diluted	47,931	46,461	46,480	42,762

EBITDA	$3,320	$(3,226)	$9,937	$(3,788)

ADJUSTED EBITDA	$3,514	$860	$10,851	$2,502

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2007.

PFSweb, Inc. and Subsidiaries
Reconciliation of certain Non-GAAP Items to GAAP
(In Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
NET INCOME (LOSS)	$661	$(6,450)	$(1,384)	$(14,530)
Income tax expense	116	574	799	1,154
Interest expense	486	607	2,342	2,112
Depreciation and amortization	2,057	2,043	8,180	7,476

EBITDA	$3,320	$(3,226)	$9,937	$(3,788)
Stock-based compensation	194	214	764	899
Merger integration related expenses	—	365	150	1,495
Loss on sales transaction to former eCOST customer	—	—	—	389
Goodwill impairment	—	3,507	—	3,507

ADJUSTED EBITDA	$3,514	$860	$10,851	$2,502

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

NET INCOME (LOSS)	$661	$(6,450)	$(1,384)	$(14,530)
Stock-based compensation	194	214	764	899
Amortization of identifiable intangible assets	204	204	806	749
Goodwill impairment	—	3,507	—	3,507

NON-GAAP NET INCOME (LOSS)	$1,059	$(2,525)	$186	$(9,375)

NET INCOME (LOSS) PER SHARE:
Basic	$0.01	$(0.14)	$(0.03)	$(0.34)

Diluted	$0.01	$(0.14)	$(0.03)	$(0.34)

NON-GAAP NET INCOME (LOSS) Per Share:
Basic	$0.02	$(0.05)	$0.00	$(0.22)

Diluted	$0.02	$(0.05)	$0.00	$(0.22)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	December 31,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,272	$15,066
Restricted cash	2,021	2,653
Accounts receivable, net of allowance for doubtful accounts of $1,483 and $2,352 at December 31, 2007 and December 31, 2006, respectively	48,493	49,186
Inventories, net of reserves of $2,080 and $2,987 at December 31, 2007 and December 31, 2006, respectively	46,392	47,670
Other receivables	10,372	10,774
Prepaid expenses and other current assets	2,608	3,531

Total current assets	124,158	128,880

PROPERTY AND EQUIPMENT, net	11,918	12,884
IDENTIFIABLE INTANGIBLES	5,824	6,631
GOODWILL	15,362	15,362
OTHER ASSETS	911	864

Total assets	158,173	164,621

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$22,238	$23,802
Trade accounts payable	56,975	62,441
Accrued expenses	22,438	21,485

Total current liabilities	101,651	107,728

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	6,378	6,076
OTHER LIABILITIES	1,302	1,977

Total liabilities	109,331	115,781

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.001 par value; 75,000,000 shares authorized; 46,574,189 and 46,553,752 shares issued at December 31, 2007 and December 31, 2006, respectively; and 46,487,889 and 46,467,452 outstanding as of December 31, 2007 and December 31, 2006, respectively	47	47
Additional paid-in capital	92,084	91,302
Accumulated deficit	(45,738)	(44,354)
Accumulated other comprehensive income	2,534	1,930
Treasury stock at cost, 86,300 shares	(85)	(85)

Total shareholders’ equity	48,842	48,840

Total liabilities and shareholders’ equity	$158,173	$164,621

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended December 31, 2007
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$60,639	$28,463	$—	$89,102
Service fee revenue	21,474	—	—	—	21,474
Service fee revenue — affiliate	2,083	—	—	(2,083)	—
Pass-thru revenue	11,592	—	—	(168)	11,424

Total revenues	35,149	60,639	28,463	(2,251)	122,000

COSTS OF REVENUES:
Cost of product revenue	—	56,496	25,896	—	82,392
Cost of service fee revenue	15,855	—	—	(691)	15,164
Cost of pass-thru revenue	11,592	—	—	(168)	11,424

Total costs of revenues	27,447	56,496	25,896	(859)	108,980

Gross profit	7,702	4,143	2,567	(1,392)	13,020

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	7,464	2,564	2,917	(1,392)	11,553
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	204	—	204

Total operating expenses	7,464	2,564	3,121	(1,392)	11,757

Income (loss) from operations	238	1,579	(554)	—	1,263
INTEREST EXPENSE (INCOME), NET	24	467	(5)	—	486

Income (loss) before income taxes	214	1,112	(549)	—	777
INCOME TAX PROVISION (BENEFIT)	110	6	—	—	116

NET INCOME (LOSS)	$104	$1,106	$(549)	$—	$661

NON-GAAP NET INCOME (LOSS)	$298	$1,106	$(345)	$—	$1,059

EBITDA	$2,030	$1,583	$(293)	$—	$3,320

ADJUSTED EBITDA	$2,224	$1,583	$(293)	$—	$3,514

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$104	$1,106	$(549)	$—	$661
Income tax expense (benefit)	110	6	—	—	116
Interest expense (income)	24	467	(5)	—	486
Depreciation and amortization	1,792	4	261	—	2,057

EBITDA	$2,030	$1,583	$(293)	$—	$3,320
Stock-based compensation	194	—	—	—	194

ADJUSTED EBITDA	$2,224	$1,583	$(293)	$—	$3,514

A reconciliation of NET INCOME(LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$104	$1,106	$(549)	$—	$661
Stock-based compensation	194	—	—	—	194
Amortization of intangible assets	—	—	204	—	204

NON-GAAP NET INCOME (LOSS)	$298	$1,106	$(345)	$—	$1,059

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Year Ended December 31, 2007
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$235,357	$104,143	$—	$339,500
Service fee revenue	74,480	—	—	—	74,480
Service fee revenue — affiliate	8,150	—	—	(8,150)	—
Pass-thru revenue	33,248	—	—	(426)	32,822

Total revenues	115,878	235,357	104,143	(8,576)	446,802

COSTS OF REVENUES:
Cost of product revenue	—	218,642	95,199	(6)	313,835
Cost of service fee revenue	56,039	—	—	(2,664)	53,375
Cost of pass-thru revenue	33,248	—	—	(426)	32,822

Total costs of revenues	89,287	218,642	95,199	(3,096)	400,032

Gross profit	26,591	16,715	8,944	(5,480)	46,770

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	28,012	10,138	11,387	(5,480)	44,057
MERGER INTEGRATION EXPENSE	—	—	150	—	150
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	806	—	806

Total operating expenses	28,012	10,138	12,343	(5,480)	45,013

Income (loss) from operations	(1,421)	6,577	(3,399)	—	1,757
INTEREST EXPENSE (INCOME), NET	119	2,274	(51)	—	2,342

Income (loss) before income taxes	(1,540)	4,303	(3,348)	—	(585)
INCOME TAX PROVISION (BENEFIT)	(361)	1,160	—	—	799

NET INCOME (LOSS)	$(1,179)	$3,143	$(3,348)	$—	$(1,384)

NON-GAAP NET INCOME (LOSS)	$(415)	$3,143	$(2,542)	$—	$186

EBITDA	$5,728	$6,596	$(2,387)	$—	$9,937

ADJUSTED EBITDA	$6,492	$6,596	$(2,237)	$—	$10,851

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$(1,179)	$3,143	$(3,348)	$—	$(1,384)
Income tax expense (benefit)	(361)	1,160	—	—	799
Interest expense (income)	119	2,274	(51)	—	2,342
Depreciation and amortization	7,149	19	1,012	—	8,180

EBITDA	$5,728	$6,596	$(2,387)	$—	$9,937
Stock-based compensation	764	—	—	—	764
Merger integration expense	—	—	150	—	150

ADJUSTED EBITDA	$6,492	$6,596	$(2,237)	$—	$10,851

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$(1,179)	$3,143	$(3,348)	$—	$(1,384)
Stock-based compensation	764	—	—	—	764
Amortization of intangible assets	—	—	806	—	806

NON-GAAP NET INCOME (LOSS)	$(415)	$3,143	$(2,542)	$—	$186

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of December 31, 2007
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,835	$1,757	$1,680	$—	$14,272
Restricted cash	50	1,464	507	—	2,021
Accounts receivable, net	21,366	25,126	2,585	(584)	48,493
Inventories, net	—	39,596	6,796	—	46,392
Other receivables	211	10,161	—	—	10,372
Prepaid expenses and other current assets	923	1,321	364	—	2,608

Total current assets	33,385	79,425	11,932	(584)	124,158

PROPERTY AND EQUIPMENT, net	11,549	21	348	—	11,918
NOTES RECEIVABLE FROM AFFILIATES	18,645	—	—	(18,645)	—
INVESTMENT IN AFFILIATES	38,609	—	—	(38,609)	—
IDENTIFIABLE INTANGIBLES	—	—	5,824	—	5,824
GOODWILL	—	—	15,362	—	15,362
OTHER ASSETS	762	—	149	—	911

Total assets	102,950	79,446	33,615	(57,838)	158,173

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$10,063	$12,175	$—	$—	$22,238
Trade accounts payable	5,615	43,265	8,679	(584)	56,975
Accrued expenses	11,604	7,416	3,418	—	22,438

Total current liabilities	27,282	62,856	12,097	(584)	101,651

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	6,378	—	—	—	6,378
NOTES PAYABLE TO AFFILIATES	—	6,005	12,640	(18,645)	—
OTHER LIABILITIES	998	—	304	—	1,302

Total liabilities	34,658	68,861	25,041	(19,229)	109,331

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	47	—	19	(19)	47
Capital contributions	—	1,000	—	(1,000)	—
Additional paid-in capital	92,084	—	28,059	(28,059)	92,084
Retained earnings (accumulated deficit)	(26,288)	6,601	(19,504)	(6,547)	(45,738)
Accumulated other comprehensive income	2,534	2,984	—	(2,984)	2,534
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	68,292	10,585	8,574	(38,609)	48,842

Total liabilities and shareholders’ equity	$102,950	$79,446	$33,615	$(57,838)	$158,173

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended December 31, 2006
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$59,780	$21,084	$—	$80,864
Service fee revenue	19,375	—	—	—	19,375
Service fee revenue — affiliate	2,103	—	—	(2,103)	—
Pass-thru revenue	8,901	—	—	(143)	8,758

Total revenues	30,379	59,780	21,084	(2,246)	108,997

COSTS OF REVENUES:
Cost of product revenue	—	56,093	19,626	—	75,719
Cost of service fee revenue	15,258	—	—	(573)	14,685
Cost of pass-thru revenue	8,901	—	—	(143)	8,758

Total costs of revenues	24,159	56,093	19,626	(716)	99,162

Gross profit	6,220	3,687	1,458	(1,530)	9,835

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,984	2,437	3,137	(1,530)	11,028
MERGER INTEGRATION EXPENSE	—	—	365	—	365
AMORTIZATION OF IDENTIFIABLE INTANGIBLES				204	204
GOODWILL IMPARIMENT	—	—	3,507	—	3,507

Total operating expenses	6,984	2,437	7,213	(1,530)	15,104

Income (loss) from operations	(764)	1,250	(5,755)	—	(5,269)
INTEREST EXPENSE (INCOME), NET	(13)	623	(3)	—	607

Income (loss) before income taxes	(751)	627	(5,752)	—	(5,876)
INCOME TAX PROVISION (BENEFIT)	328	246	—	—	574

NET INCOME (LOSS)	$(1,079)	$381	$(5,752)	$—	$(6,450)

NON-GAAP NET INCOME (LOSS)	$(865)	$381	$(2,041)	$—	$(2,525)

EBITDA	$995	$1,254	$(5,475)	$—	$(3,226)

ADJUSTED EBITDA	$1,209	$1,254	$(1,603)	$—	$860

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$(1,079)	$381	$(5,752)	$—	$(6,450)
Income tax expense (benefit)	328	246	—	—	574
Interest expense (income)	(13)	623	(3)	—	607
Depreciation and amortization	1,759	4	280	—	2,043

EBITDA	$995	$1,254	$(5,475)	$—	$(3,226)
Stock-based compensation	214	—	—	—	214
Merger integration expense	—	—	365	—	365
Goodwill Impairment	—	—	3,507	—	3,507

ADJUSTED EBITDA	$1,209	$1,254	$(1,603)	$—	$860

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$(1,079)	$381	$(5,752)	$—	$(6,450)
Stock-based compensation	214	—	—	—	214
Amortization of intangible assets	—	—	204	—	204
Goodwill impairment	—	—	3,507	—	3,507

NON-GAAP NET INCOME (LOSS)	$(865)	$381	$(2,041)	$—	$(2,525)

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Year Ended December 31, 2006
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$244,979	$88,332	$—	$333,311
Service fee revenue	67,056	—	—	—	67,056
Service fee revenue — affiliate	8,518	—	—	(8,518)	—
Pass-thru revenue	23,372	—	—	(486)	22,886

Total revenues	98,946	244,979	88,332	(9,004)	423,253

COSTS OF REVENUES:
Cost of product revenue	—	227,362	84,107	(52)	311,417
Cost of service fee revenue	51,813	—	—	(2,539)	49,274
Cost of pass-thru revenue	23,372	—	—	(486)	22,886

Total costs of revenues	75,185	227,362	84,107	(3,077)	383,577

Gross profit	23,761	17,617	4,225	(5,927)	39,676

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	26,491	10,003	14,622	(5,927)	45,189
MERGER INTEGRATION EXPENSE	—	—	1,495	—	1,495
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	749	—	749
GOODWILL IMPAIRMENT	—	—	3,507	—	3,507

Total operating expenses	26,491	10,003	20,373	(5,927)	50,940

Income (loss) from operations	(2,730)	7,614	(16,148)	—	(11,264)
INTEREST EXPENSE (INCOME), NET	(111)	2,215	8	—	2,112

Income (loss) before income taxes	(2,619)	5,399	(16,156)	—	(13,376)
INCOME TAX PROVISION (BENEFIT)	(883)	2,037	—	—	1,154

NET INCOME (LOSS)	$(1,736)	$3,362	$(16,156)	$—	$(14,530)

NON-GAAP NET INCOME (LOSS)	$(837)	$3,362	$(11,900)	$—	$(9,375)

EBITDA	$3,690	$7,625	$(15,103)	$—	$(3,788)

ADJUSTED EBITDA	$4,589	$7,625	$(9,712)	$—	$2,502

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$(1,736)	$3,362	$(16,156)	$—	$(14,530)
Income tax expense (benefit)	(883)	2,037	—	—	1,154
Interest expense (income)	(111)	2,215	8	—	2,112
Depreciation and amortization	6,420	11	1,045	—	7,476

EBITDA	$3,690	$7,625	$(15,103)	$—	$(3,788)
Stock-based compensation	899	—	—	—	899
Merger integration expense	—	—	1,495	—	1,495
Loss on sales transaction to former eCOST customer	—	—	389	—	389
Goodwill Impairment	—	—	3,507	—	3,507

ADJUSTED EBITDA	$4,589	$7,625	$(9,712)	$—	$2,502

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$(1,736)	$3,362	$(16,156)	$—	$(14,530)
Stock-based compensation	899	—	—	—	899
Amortization of intangible assets	—	—	749	—	749
Goodwill Impairment	—	—	3,507	—	3,507

NON-GAAP NET INCOME (LOSS)	$(837)	$3,362	$(11,900)	$—	$(9,375)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of December 31, 2006
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,691	$2,021	$1,354	$—	$15,066
Restricted cash	196	2,249	208	—	2,653
Accounts receivable, net	18,667	27,306	3,492	(279)	49,186
Inventories, net	—	41,552	6,118	—	47,670
Other receivables	147	10,627	—	—	10,774
Prepaid expenses and other current assets	1,995	1,454	82	—	3,531

Total current assets	32,696	85,209	11,254	(279)	128,880

PROPERTY AND EQUIPMENT, net	12,617	40	227	—	12,884
NOTES RECEIVABLE FROM AFFILIATES	17,145	—	—	(17,145)	—
INVESTMENT IN AFFILIATES	37,049	—	—	(37,049)	—
IDENTIFIABLE INTANGIBLES	—	—	6,631	—	6,631
GOODWILL	—	—	15,362	—	15,362
OTHER ASSETS	722	—	142	—	864

Total assets	100,229	85,249	33,616	(54,473)	164,621

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$10,252	$13,550	$—	$—	$23,802
Trade accounts payable	6,531	48,770	7,419	(279)	62,441
Accrued expenses	10,902	7,398	3,185	—	21,485

Total current liabilities	27,685	69,718	10,604	(279)	107,728

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	6,076	—	—	—	6,076
NOTES PAYABLE TO AFFILIATES	—	6,505	10,640	(17,145)	—
OTHER LIABILITIES	1,528	—	449	—	1,977

Total liabilities	35,289	76,223	21,693	(17,424)	115,781

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	47	—	19	(19)	47
Capital contributions		1,000		(1,000)	—
Additional paid-in capital	91,302	—	28,059	(28,059)	91,302
Retained earnings (accumulated deficit)	(28,254)	5,865	(16,155)	(5,810)	(44,354)
Accumulated other comprehensive income	1,930	2,161	—	(2,161)	1,930
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	64,940	9,026	11,923	(37,049)	48,840

Total liabilities and shareholders’ equity	$100,229	$85,249	$33,616	$(54,473)	$164,621

eCOST.com, Inc.
Selected Operating Data

	Three Months Ended
	December 31,
	2007	2006

Total Customers (1)	1,752,697	1,645,645
Active Customers (2)	165,319	195,392
New Customers (3)	32,438	29,915
Number of Orders (4)	83,723	74,770
Average Order Value (5)	$339	$272
Advertising Expense (6)	$219,841	$408,271
Cost to Acquire a New Customer (7)	$6.78	$13.65

(1)	Total customers have been calculated as the cumulative number of customers for which orders have been taken from eCOST.com’s inception to the end of the reported period.

(2)	Active customers consist of the approximate number of customers who placed orders during the 12 months prior to the end of the reported period.

(3)	New Customers represent the number of persons that established a new account and placed an order during the reported period.

(4)	Number of orders represents the total number of orders shipped during the reported period (not reflecting returns).

(5)	Average order value has been calculated as gross sales divided by the total number of orders during the period presented. The impact of returns is not reflected in average order value.

(6)	Advertising expense includes the total dollars spent on advertising during the reported period, including internet, direct mail, print and e-mail advertising, as well as customer list enhancement services.

(7)	Catalog expense of $104,977 and $29,729 was not included in the 2007 and 2006 calculation, respectively as it is used for retention and not acquisition.

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